Exhibit 99.1

FRIEDMAN INDUSTRIES, INCORPORATED EXPANDS WITH THE ACQUISITION OF CENTURY METALS AND SUPPLIES, INC.

●	Geographic expansion into southeastern U.S. and Latin American markets
●	Improved diversification of product mix
●	Additional processing capabilities

LONGVIEW, Texas, September 2, 2025 (Globe Newswire) -- Friedman Industries, Incorporated (“Friedman”) (NASDAQ/GS: FRD) announced today that it has acquired Century Metals and Supplies, Inc. (“Century Metals”) based in Miami, Florida. The acquisition includes working capital, buildings, processing and other equipment, and the related real estate. In addition to the owned facilities in Miami, the transaction also includes leased distribution and warehouse facilities in Orlando, Florida and Tampa, Florida. The operations will continue as Century Metals and Supplies LLC, a wholly owned subsidiary of Friedman. The all-cash purchase is expected to be immediately accretive. Over the past three fiscal years, Century Metals has generated average annual revenues of approximately $111.0 million.

Michael Taylor, President and Chief Executive Officer of Friedman commented, “I am delighted to welcome Century Metals into the Friedman family. The acquisition is a strategic move that broadens our reach into new regions and enhances our product offerings. Century Metals has a strong track record and a respected brand, led by a seasoned management team that will continue to operate the business as a subsidiary. Together, we will build a more robust and competitive organization, combining the strengths of both companies to ensure long-term success.”

Misael Rosario, President of Century Metals added, “We are proud of our accomplishments over the past 37 years. Joining with Friedman brings exciting new possibilities for our employees, customers, and suppliers. We are confident that this collaboration will drive continued growth and innovation.”

The acquisition of Century Metals expands Friedman’s presence in the southeastern U.S. and Latin American markets, enhances our core hot-rolled steel business, adds coil slitting capabilities, and broadens our product portfolio to include cold-rolled, coated, and stainless steels, as well as non-ferrous materials such as aluminum, copper, and brass. Additionally, this acquisition provides Friedman with strategic access to the growing residential and corrosion-resistant markets.

Montrose Advisors served as financial advisor and Norton Rose Fulbright served as legal advisor to Friedman Industries for this transaction.

ABOUT FRIEDMAN INDUSTRIES

Friedman Industries, Incorporated (“Company”), headquartered in Longview, Texas, is a manufacturer and processor of steel products with operating plants in Hickman, Arkansas; Decatur, Alabama; East Chicago, Indiana; Granite City, Illinois; Sinton, Texas; Miami, Florida and Lone Star, Texas. The Company has two reportable segments: flat-roll products and tubular products. The flat-roll product segment consists of the operations in Hickman, Decatur, East Chicago, Granite City, Sinton and Miami where the Company processes ferrous and non-ferrous coils. The Hickman, East Chicago and Granite City facilities operate temper mills and corrective leveling cut-to-length lines. The Sinton and Decatur facilities operate stretcher leveler cut-to-length lines. The Miami facility operates a corrective leveling cut-to-length line and a slitting line. The tubular product segment consists of the operations in Lone Star where the Company manufactures electric resistance welded pipe and distributes pipe through its Texas Tubular Products division.

For more information, visit www.friedmanindustries.com.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This news release contains forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act, and such statements involve risk and uncertainty. Forward-looking statements include those preceded by, followed by or including the words “will,” “expect,” “intended,” “anticipated,” “believe,” “project,” “forecast,” “propose,” “plan,” “estimate,” “enable,” and similar expressions, including, for example, statements about our business strategy, our industry, our future profitability, growth in the industry sectors we serve, our expectations, beliefs, plans, strategies, objectives, prospects and assumptions, future production capacity and product quality.  These forward-looking statements may include, but are not limited to, statements about sales volumes, margins, hedging results, and potential price increases, expectations as to financial results during the Company’s upcoming fiscal quarters, future changes in the Company’s financial condition or results of operations, future production capacity, product quality and proposed expansion plans. Forward-looking statements may be made by management orally or in writing including, but not limited to, this news release.

Forward-looking statements are not guarantees of future performance. These statements are based on management’s expectations that involve a number of business risks and uncertainties, any of which could cause actual results to differ materially from those expressed in or implied by the forward-looking statements. Although forward-looking statements reflect our current beliefs, reliance should not be placed on forward-looking statements because they involve known and unknown risks, uncertainties and other factors, which may cause our actual results, performance or achievements to differ materially from anticipated future results, performance or achievements expressed or implied by such forward-looking statements.

Actual results and trends in the future may differ materially depending on a variety of factors including, but not limited to, changes in the demand for and prices of the Company’s products, changes in government policy regarding steel, changes in the demand for steel and steel products in general and the Company’s success in executing its internal operating plans, changes in and availability of raw materials, our ability to satisfy our take or pay obligations under certain supply agreements, unplanned shutdowns of our production facilities due to equipment failures or other issues, increased competition from alternative materials and risks concerning innovation, new technologies, products and increasing customer requirements. Accordingly, undue reliance should not be placed on our forward-looking statements. Such risks and uncertainty are also addressed in our Management’s Discussion and Analysis of Financial Condition and Results of Operations and other sections of the Company’s filings with the U.S. Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including the Company’s Annual Report on Form 10-K and its other Quarterly Reports on Form 10-Q. We undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events, changed circumstances or otherwise, except to the extent law requires.

CONTACT:

Mr. Alex LaRue

Chief Financial Officer, Secretary and Treasurer

(903)758-3431